EXHIBIT 99.1

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American Express Board Authorizes 16 Percent Increase in Common Shares Dividend
New York, March 2, 2026 -- The Board of Directors of American Express Company (NYSE: AXP) has approved a $0.13, or 16 percent, increase in the quarterly dividend on the company’s common shares, consistent with the planned increase discussed in the company’s fourth-quarter 2025 earnings release.
The dividend was raised to $0.95 per common share, from $0.82, payable on May 8, 2026, to shareholders of record on April 3, 2026.
ABOUT AMERICAN EXPRESS
American Express (NYSE: AXP) is a global payments and premium lifestyle brand powered by technology. Our colleagues around the world back our customers with differentiated products, services, and experiences that enrich lives and build business success.
Founded in 1850 and headquartered in New York, American Express’ brand is built on trust, security, service, and a rich history of delivering innovation and Membership value for our customers. We seek to provide the world’s best customer experience every day to a broad range of consumers, small and medium-sized businesses, and large corporations, and we build and manage relationships with millions of merchants across our global network.
For more information about American Express, visit americanexpress.com, americanexpress.com/en-us/newsroom/, and ir.americanexpress.com.
Source: American Express Company
Location: Global
Media:
Amanda Miller, Amanda.C.Miller@aexp.com, +1.408.219.0563
Deniz Yigin, Deniz.Yigin@aexp.com, +1.332.999.0836
Investors/Analysts:
Kartik Ramachandran, Kartik.Ramachandran@aexp.com, +1.212.640.5574
Amanda Blumstein, Amanda.Blumstein@aexp.com, +1.212.640.5574